Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	KVH Industries, Inc. Chris Watson 401-845-2441 IR@kvh.com
KVH Industries Reports Fourth Quarter and Full Year 2024 Results

MIDDLETOWN, RI, March 6, 2025 — KVH Industries, Inc., (Nasdaq: KVHI), reported financial results for the quarter and full year ended December 31, 2024 today. The company will hold a conference call to discuss these results at 9:00 a.m. ET today, which can be accessed at investors.kvh.com. Following the call, a replay of the webcast will be available through the company’s website.
Fourth Quarter 2024 Highlights

•Total revenues decreased by 14% in the fourth quarter of 2024 to $26.9 million from $31.5 million in the fourth quarter of 2023.

•Airtime revenue decreased by $5.1 million to $20.8 million, or 20% in the fourth quarter of 2024 compared to the fourth quarter of 2023.

•Net loss in the fourth quarter of 2024 was $4.3 million, or $0.22 per share, compared to a net loss of $12.2 million, or $0.63 per share, in the fourth quarter of 2023.

•Non-GAAP adjusted EBITDA was $0.5 million in the fourth quarter of 2024, compared to $2.3 million in the fourth quarter of 2023. The U.S. Coast Guard contract downgrade reduced non-GAAP adjusted EBITDA by $2.2 million year over year.

Commenting on the company’s fourth quarter and full year results, Brent C. Bruun, KVH’s Chief Executive Officer, said, “Our recent results validate our strategic decision to integrate Starlink fully into our product and service portfolio. We shipped more than 1,000 Starlink terminals in the fourth quarter and, with more than 2,300 activations in 2024, Starlink is now the fastest growing product line in our history. At the same time, we have strengthened our multi-orbit, multi-channel portfolio with the addition of OneWeb, CommBox Edge, and the TracNet Coastal global 5G and Wi-Fi communication system.

“Fourth quarter airtime and service revenue was $22.3 million, a $5.4 million reduction from the fourth quarter of 2023. Of this reduction, $2.2 million was related to the U.S. Coast Guard contract downgrade, while the remaining decline was driven by overall softness in the VSAT airtime market primarily due to the impact of customer demand for Starlink services. Our Starlink airtime margins continue to be strong, though overall airtime gross margins declined due in part to fixed costs for VSAT services. Our subscriber base increased by 4% in the fourth quarter, CommBox Edge activations doubled, and we achieved a fourth consecutive quarter of record terminal shipments. We are in a stronger position now than a year ago, and I believe we are on the path toward renewed growth and profitability. With this in mind, for full year 2025 we anticipate that revenue will be in the range of $115 million to $125 million, and adjusted EBITDA in the range of $9 million to $15 million.”

Financial Highlights (in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP Results
Revenue	$26.9	$31.5	$113.8	$132.4
Loss from operations	$(3.2)	$(12.2)	$(11.9)	$(17.3)
Net loss	$(4.3)	$(12.2)	$(11.0)	$(15.4)
Net loss per share	$(0.22)	$(0.63)	$(0.57)	$(0.81)

Non-GAAP Adjusted EBITDA	$0.5	$2.3	$8.1	$14.3
Fourth Quarter Financial Summary
Revenue was $26.9 million for the fourth quarter of 2024, a decrease of 14% compared to $31.5 million in the fourth quarter of 2023.
Service revenues for the fourth quarter of 2024 were $22.3 million, a decrease of 20%. The decrease in service sales was primarily due to a $5.1 million decrease in our airtime service sales, of which $2.2 million was related to the U.S. Coast Guard contract downgrade.
Product revenues for the fourth quarter of 2024 were $4.6 million, an increase of 24% from the fourth quarter of 2023. The increase in product sales was primarily due to a $1.2 million increase in Starlink product sales, partially offset by a $0.3 million decrease in TracVision product sales.
Our operating expenses decreased $2.7 million to $10.3 million for the fourth quarter of 2024 compared to $13.0 million for the fourth quarter of 2023. This decrease was primarily due to the $2.1 million charge incurred in 2023 for the discontinuation of a project for implementing a manufacturing-centric accounting system and a $0.8 million decrease in recurring salaries, benefits and taxes, partially offset by $0.9 million of restructuring severance charges.

Full Year Financial Summary

Revenue was $113.8 million for the year ended December 31, 2024, a decrease of 14% compared to $132.4 million for the year ended December 31, 2023.

Service revenues for the year ended December 31, 2024, were $96.4 million, a decrease of 16% compared to the year ended December 31, 2023. The decrease in service sales was primarily due to a $17.1 million decrease in our airtime service sales, driven primarily by a decrease in VSAT-only subscribers, partially offset by an increase in Starlink service sales. $2.7 million of this decrease was related to the U.S. Coast Guard contract downgrade.

Product revenues for the year ended December 31, 2024, were $17.4 million, a decrease of 2% compared to the year ended December 31, 2023. The decrease in product sales was primarily the result of a $2.2 million decrease in VSAT Broadband product sales, a $2.0 million decrease in TracVision product sales and a $1.3 million decrease in accessory and service product sales, partially offset by a $5.0 million increase in Starlink product sales and a $0.5 million increase in CommBox Edge product sales.

Our operating expenses decreased $8.1 million to $47.1 million in the year ended December 31, 2024, compared to $55.2 million in the year ended December 31, 2023. This decrease in operating expenses was primarily due to a $4.9 million decrease in aggregate non-cash impairment charges against goodwill and long-lived assets, a $2.1 million charge incurred in 2023 for the discontinuation of a project for implementing a manufacturing-centric accounting system, a $2.0 million decrease in salaries, benefits and taxes, excluding costs related to the reduction in workforce, a $1.0 million decrease in professional fees, a $0.4 million decrease in external commissions, a $0.4 million decrease in computer expenses, a $0.4 million decrease in depreciation and amortization, and a $0.3 million decrease in expensed materials. These decreases in expenses were partially offset by $2.9 million of costs related to the reductions in our workforce and a $0.7 million reduction in reimbursements made by EMCORE for expenses incurred under the transition services agreement relating to the sale of the inertial navigation business in August 2022. The $8.1 million improvement in operating expenses reflects a reduction in non-cash impairment charges of $4.9 million from 2023 to 2024.

Other Recent Announcements

•December 10, 2024 – Seaspan Selects KVH to Equip Fleet with OneWeb Low Earth Orbit Solution
•December 5, 2024 – Vroon and KVH Complete Deployment of Starlink/VSAT Hybrid Connectivity on 58 Vessels
•December 3, 2024 – KVH Introduces TracNet™ Coastal and TracNet Coastal Pro 5G/Wi-Fi Terminals and Cellular Data Plans

Conference Call Details
KVH Industries will host a conference call today at 9:00 a.m. ET through the company’s website. The conference call can be accessed at investors.kvh.com and listeners are welcome to submit questions pertaining to the earnings release and conference call to ir@kvh.com. The audio archive will be available on the company website within three hours of the completion of the call.

Non-GAAP Financial Measures

This release provides non-GAAP financial information as a supplement to our condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing financial results to assess operational performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. Management generally uses these non-GAAP financial measures to facilitate financial and operational decision-making, including evaluation of our historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting our business.

Some limitations of non-GAAP adjusted EBITDA include the following: non-GAAP adjusted EBITDA represents net income (loss) before, as applicable, interest income, net, income tax expense (benefit), depreciation, amortization, stock-based compensation expense, goodwill impairment charges, long-lived assets impairment charges, charges for disposal of discontinued projects, loss on unfavorable future contracts, employee termination and other variable costs, executive separation costs, transaction-related and other variable legal and advisory fees, irregular inventory write-downs, excess purchase order obligations, gains and losses on sale of subsidiaries, and foreign exchange transaction gains and losses.

Other companies, including companies in KVH’s industry, may calculate these non-GAAP financial measures differently or not at all, which will reduce their usefulness as a comparative measure.

Because non-GAAP financial measures exclude the effect of items that increase or decrease our reported results of operations, management strongly encourages investors to review our consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

About KVH Industries, Inc.

KVH Industries, Inc. is a global leader in maritime and mobile connectivity delivered via the KVH ONE network. The company, founded in 1982, is based in Middletown, RI, with research, development, and manufacturing operations in Middletown, RI, and more than a dozen offices around the globe. KVH provides connectivity solutions for commercial maritime, leisure marine, military/government, and land mobile applications on vessels and vehicles, including the TracNet, TracPhone, and TracVision product lines, the KVH ONE OpenNet Program for non-KVH antennas, AgilePlans Connectivity as a Service (CaaS), and the KVH Link crew wellbeing content service.
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This press release contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding projected financial results, the anticipated benefits of our restructuring and other initiatives, anticipated cost savings, our investment plans, our development goals, and the potential impact of our future initiatives on revenue, competitive positioning, profitability, and orders. Actual results could differ materially from the results projected in or implied by the forward-looking statements made in this press release. Factors that might cause these differences include, but are not limited to: continued increasing competition, particularly from lower-cost providers, low earth orbit satellite systems and other telecommunications systems, especially in the global leisure market, which is reducing demand for geosynchronous satellite services, including ours; the impact of lower revenue from the U.S. Coast Guard; potentially lower product and service margins from reseller arrangements; the risk that sales of Starlink terminals will slow down or decrease; potential hardware and software competition for our new CommBox product offerings; unanticipated obstacles to implementation of our manufacturing wind-down; unanticipated costs and expenses arising from the wind-down; unanticipated effects of the wind-down on our ongoing business; the risks associated with increased customer reliance on third-party hardware; the lack of future product differentiation; new service offerings from hardware providers; potential customer delays in selecting our services; the uncertain impact of continuing industry consolidation; the risk that our OpenNet program will lead to further reductions in sales of our satellite products; the risk that our current and future non-exclusive arrangements with Starlink and OneWeb will not provide material benefits; contingencies and termination rights applicable to pending and future property and asset sales; uncertainty regarding customer responses to new product and service introductions; challenges and potential additional expenses in retaining our employees, particularly in the current competitive labor market characterized by rising wages; the challenges of meeting customer expectations with a smaller employee base; uncertainties created by our new business strategy, which may impact customer recruitment and retention; the uncertain impact of ongoing disruptions in our supply chain and associated increases in our costs; the uncertain impact of inflation, particularly with respect to fuel costs, and fears of recession; the uncertain impact of the wars in Ukraine and the Middle East and international tensions in Asia, including the impact of dramatic shifts in U.S. geopolitical priorities; unanticipated changes or disruptions in our markets; technological breakthroughs by competitors; changes in customer priorities or preferences; increasing customer terminations; unanticipated liabilities, charges and write-offs; the potential that competitors will design around or invalidate our intellectual property rights; a history of losses; continued fluctuations in quarterly results; the uncertain impact of recent dramatic changes in both U.S. and foreign trade policy, including actual and potential new or higher tariffs and trade barriers, as well as trade wars with other countries; potentially inflationary impacts of tariffs and budget deficits; unanticipated obstacles in our product and service development, cost engineering and manufacturing efforts; adverse impacts of currency fluctuations; our ability to successfully commercialize our new initiatives without unanticipated additional expenses or delays; reduced sales to companies in or dependent upon the turbulent oil and gas industry; the impact of extended economic weakness on the sale and use of marine vessels and recreational vehicles; continued challenges of maintaining our market share in the market for airtime services; the risk that declining sales of the TracNet H-series and TracPhone V-HTS series products and related services will continue to reduce airtime gross margins; the risk that reduced product sales will continue to erode product gross margins and lead to increased losses; potential continuing declines or changes in customer demand, due to economic, weather-related, seasonal, and other factors, particularly with respect to the TracNet H-series and TracPhone V-HTS series; exposure for potential intellectual property infringement; changes in tax and accounting requirements or assessments; and export restrictions, delays in procuring export licenses, and other international risks. These and other factors are discussed in more detail in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2024. Copies are available through our Investor Relations department and website, investors.kvh.com. We do not assume any obligation to update our forward-looking statements to reflect new information and developments.

KVH Industries, Inc., has used, registered, or applied to register its trademarks in the USA and other countries around the world, including but not limited to the following marks: KVH, KVH ONE, TracPhone, TracVision, AgilePlans, CommBox, and TracNet. Other trademarks are the property of their respective companies.

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Sales:
Service	$22,324	$27,739	$96,446	$114,622
Product	4,593	3,716	17,382	17,757
Net sales	26,917	31,455	113,828	132,379
Costs and expenses:
Costs of service sales	15,506	17,514	60,002	65,362
Costs of product sales	4,286	13,107	18,607	29,149
Research and development	1,668	2,020	8,439	9,399
Sales, marketing and support	5,363	5,252	21,013	20,925
General and administrative	3,299	5,760	16,513	18,899
Goodwill impairment charge	—	—	—	5,333
Intangible asset impairment charge	—	—	1,137	657
Total costs and expenses	30,122	43,653	125,711	149,724
Loss from operations	(3,205)	(12,198)	(11,883)	(17,345)
Interest income	623	986	3,039	3,646
Interest expense	—	1	2	1
Other expense, net	(1,433)	(821)	(1,781)	(1,404)
Loss before income tax expense	(4,015)	(12,034)	(10,627)	(15,104)
Income tax expense	295	159	421	318
Net loss	$(4,310)	$(12,193)	$(11,048)	$(15,422)

Net loss per common share
Basic	$(0.22)	$(0.63)	$(0.57)	$(0.81)
Diluted	$(0.22)	$(0.63)	$(0.57)	$(0.81)

Weighted average number of common shares outstanding:
Basic	19,453	19,250	19,389	19,130
Diluted	19,453	19,250	19,389	19,130

KVH INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Cash, cash equivalents and marketable securities	$50,572	69,771
Accounts receivable, net	21,624	25,670
Inventories, net	22,953	19,046
Other current assets and contract assets	16,016	4,331
Current assets held for sale	11,410	—
Total current assets	122,575	118,818
Property and equipment, net	27,014	47,680
Intangible assets, net	828	1,194
Right of use assets	1,361	1,068
Other non-current assets and contract assets	3,146	3,618
Non-current deferred income tax asset	157	256
Total assets	$155,081	$172,634
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$14,173	22,412
Deferred revenue	1,039	1,774
Current operating lease liability	660	786
Total current liabilities	15,872	24,972
Long-term operating lease liability	569	289
Non-current deferred income tax liability	15	1
Stockholders’ equity	138,625	147,372
Total liabilities and stockholders’ equity	$155,081	$172,634

KVH INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP
EBITDA AND NON-GAAP ADJUSTED EBITDA
(in thousands, unaudited)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net loss - GAAP (1)	$(4,310)	$(12,193)	$(11,048)	$(15,422)
Income tax expense	295	159	421	318
Interest income, net	(623)	(985)	(3,037)	(3,645)
Depreciation and amortization	3,048	3,319	13,298	13,438
Non-GAAP EBITDA	(1,590)	(9,700)	(366)	(5,311)
Stock-based compensation expense	398	645	2,027	2,078
Goodwill impairment charge	—	—	—	5,333
Long-lived assets impairment charge	—	—	1,137	657
Disposal of a discontinued project	—	2,099	—	2,099
Loss on an unfavorable future contract	—	337	—	337
Employee termination and other variable costs	926	—	3,863	—
Prior period Brazil tax settlement	446	—	446	—
Transaction-related and other variable legal and advisory fees	156	41	451	275
Irregular inventory write-down	—	5,225	—	5,225
Excess purchase order obligations	—	3,569	—	3,569
Loss on sale of a subsidiary	—	53	—	53
Foreign exchange transaction loss	176	15	493	33
Non-GAAP adjusted EBITDA	$512	$2,284	$8,051	$14,348

(1) Net loss - GAAP includes a non-cash loss related to the disposal of AgilePlans revenue-generating fixed assets, in which no proceeds were received, of $819 and $333 for the three months ended December 31, 2024 and 2023, respectively, and $900 and $667 for the years ended December 31, 2024 and 2023, respectively.